As filed with the Securities and Exchange Commission on March 24, 2005.
Registration No. 33-52291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
To
Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Exact name of issuer as specified in its charter:

HEWLETT-PACKARD COMPANY

State or other jurisdiction of incorporation or organization:	I.R.S. Employer Identification No.:
Delaware	94-1081436

Address of principal executive offices:
3000 Hanover Street, Palo Alto, California 94304

Full title of the plan:

Hewlett-Packard Company
1993 EEsof Incorporated Stock Option Conversion Plan

Name and address of agent for service:

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304

Telephone Number, including area code, of agent for service:   (650) 857-1501

EXPLANATORY STATEMENT: DEREGISTRATION OF SHARES

Effective as of July 28, 2004, Hewlett-Packard Company (the “Registrant”) terminated its Hewlett-Packard Company 1993 EEsof Incorporated Stock Option Conversion Plan (the “Plan”) and there were no outstanding awards under the Plan. This Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 33-52291) is filed to deregister 27,238 shares previously registered on such Form S-8 that remain unsold at the termination of the Plan.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, HP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 24th day of March, 2005.

HEWLETT-PACKARD COMPANY
By: /s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment #2 to the Registration Statement on Form S-8 has been signed below by the following persons on behalf of HP in the capacities and on the dates indicated.

Signature	Title	Date

 /s/ Robert P. Wayman
Robert P. Wayman

 * Jon E. Flaxman
Jon E. Flaxman

 * Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

 * Patricia C. Dunn
Patricia C. Dunn

 * Richard A. Hackborn
Richard A. Hackborn

 * George A. Keyworth II
Dr. George A. Keyworth II

 * Robert E. Knowling, Jr.
Robert E. Knowling, Jr.

Thomas J. Perkins

 * Robert L. Ryan
Robert L. Ryan

 * Lucille S. Salhany
Lucille S. Salhany	Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)

Senior Vice President and Controller
(Principal Accounting Officer)

Director

Chairperson

Director

Director

Director

Director

Director

	Director	March 22, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005

* By:    /s/ Charles N. Charnas
               Charles N. Charnas
               (Attorney-in-Fact)